UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2011

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION/ ITEM 7.01 REGULATION FD DISCLOSURE

Liberty Global, Inc. (Liberty Global) indirectly owns 54.1% of Austar Communications Limited (Austar). Austar, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the Australian Securities Exchange (ASX). Austar is a leading provider of subscription television services in regional and rural Australia, with its customers enjoying principally satellite digital television services. For purposes of its stand alone reporting obligations, Austar prepares its consolidated financial statements in accordance with Australian Accounting Standards (AAS) and International Financial Reporting Standards (IFRS).

On October 27, 2011, Austar publicly announced in Australia its results for the three months ended September 30, 2011 by issuing a press release. The full text of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference. Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.” Exhibit 99.1 refers to Austar’s historical “OCF,” “Adjusted OCF” and "Free Cash Flow." OCF, Adjusted OCF and Free Cash Flow are non-GAAP (generally accepted accounting principles) measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.

Austar believes that its presentation of OCF and Adjusted OCF provide useful information to investors, as OCF and Adjusted OCF provide a transparent view of Austar’s recurring operations and are key measures that are used by Austar’s chief operating decision makers to evaluate operating performance and to decide how to allocate resources.

Austar believes that its presentation of Free Cash Flow provides useful information to investors, as this measure can be used to gauge Austar's ability to service debt and fund new investment opportunities. Free Cash Flow should not be understood to represent Austar's ability to fund discretionary amounts, as Austar has various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount.

Investors should view Austar’s OCF, Adjusted OCF and Free Cash Flow as supplements to, and not substitutes for, operating income (loss), cash flows from operating activities and other AAS or IFRS measures of income or cash flows.

A reconciliation of historical OCF, Adjusted OCF and Free Cash Flow to the most directly comparable AAS and IFRS financial measure is presented below (amounts may not total due to rounding):

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	in millions

Adjusted OCF (a)	AUD 66.2	AUD 61.4	AUD 190.0	AUD 181.7
Foxtel transaction costs	(1.2)	—	(3.1)	—
OCF	65.1	61.4	186.9	181.7
Stock-based compensation	(0.9)	(2.1)	(3.2)	(7.2)
Foreign exchange loss	0.1	(1.5)	(0.5)	(1.2)
Depreciation and amortization	(27.5)	(33.1)	(84.7)	(85.1)
Share of associated profits	—	(0.6)	(0.7)	(1.2)
Net interest	(13.8)	(15.2)	(41.6)	(45.8)
Interest rate swap gain (loss)	(5.9)	5.9	(8.7)	3.2
Gain on spectrum licenses and mobile sales	—	—	95.8	—
Profit before taxation	AUD 17.2	AUD 14.8	AUD 143.2	AUD 44.3

Free cash flow (b)	AUD 24.0	AUD 27.6	AUD 54.8	AUD 53.9
Cash capital expenditures	24.4	24.9	74.3	82.0
Cash flow from operating activities	AUD 48.4	AUD 52.5	AUD 129.1	AUD 135.9
___________

(a)
Austar defines OCF as revenue less operating expenses, excluding stock-based compensation, foreign exchange, depreciation, amortization, impairment and restructuring. Adjusted OCF is defined as OCF excluding costs associated with the FOXTEL transaction.

(b)	Austar defines Free Cash Flow as net cash flows from operating activities less cash capital expenditures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of Austar’s services, changes in technology, regulation and competition, Austar’s ability to achieve expected operational efficiencies and economies of scale, Austar’s ability to generate expected revenue, operating cash flow and dividends and achieve assumed margins including, to the extent annualized figures imply forward-looking projections, continued performance comparable with the period annualized, as well as other factors that may be applicable to Austar and its business detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in Liberty Global’s or Austar’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: October 26, 2011

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